Filed pursuant to Rule 424(b)(5)
Registration No. 333-238700

Prospectus Supplement

(To Prospectus dated July 7, 2020)

17,175,412 Ordinary Shares

CHINA XIANGTAI FOOD CO. LTD.

We are offering 17,175,412 ordinary shares, par value US$0.01 per share, of China Xiangtai Food Co., Ltd. (the “Company”, “we”, “us” or “our”).

In a concurrent private placement, we are also selling warrants to purchase up to 17,175,412 of our ordinary shares (the “Warrants”). Each Warrant entitles the holder thereof to purchase one ordinary share at an exercise price per share of US$1.008. The Warrants are exercisable sixty (60) days after the date of issuance and expire five (5) years from the date of issuance. There will be no trading market for the Warrants. The Warrants and the ordinary shares underlying the Warrants are being offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (as amended, the “Securities Act”) provided in Regulation S promulgated thereunder.

The sales of our ordinary shares and Warrants will be made in accordance with that certain Securities Purchase Agreement, dated as of November 22, 2021, by and among us and the investors named therein (the “Securities Purchase Agreement”).

Our ordinary shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “PLIN.” On November 19, 2021, the last reported sale price of our ordinary shares on Nasdaq was US$1.37 per ordinary share. During the period from January 1, 2021 to November 19, 2021, the high and low closing prices were US$0.74 and US$1.86 per ordinary share. We have recently experienced price volatility in our ordinary shares. See related risk factors in our annual report on Form 20-F for the fiscal year ended June 30, 2021.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and a “foreign private issuer” as defined under Rule 405 under the Securities Act, and Rule 3b-4c under the Exchange Act of 1934, as amended, and, as such, will be subject to reduced public company reporting requirements.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, remains below US$75,000,000. The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of November 22, 2021, was US$49,465,188.08, which was calculated based on 32,120,252 ordinary shares held by non-affiliates and the per ordinary share price of US$1.54, which was the closing price of our ordinary shares on Nasdaq on November 15, 2021. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 months prior to the date of this prospectus.

We have retained Univest Securities, LLC to act as our placement agent in connection with this offering. The placement agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-22 of this prospectus supplement for more information regarding these arrangements.

		Per ordinary share		Total
Public offering price	US$	0.9600	US $	16,488,395.52
Placement agent’s fees and commissions(1)	US$	0.0528	US $	906,861.75
Proceeds to us, before expenses(2)	US$	0.9072	US $	15,581,533.77

(1)	We will pay the placement agent a cash fee of five and a half percent (5.5%) on the gross proceeds raised in this offering. We have also agreed to issue to the placement agent warrants to purchase up to 858,771 ordinary shares (the “Placement Agent’s Warrants”), or five percent (5%) of the aggregate number of ordinary shares sold in this offering, for an aggregate purchase price of $100. In addition, we have agreed to reimburse the placement agent for accountable expenses up to US $75,000 and to pay the placement agent a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of this offering, which amounts are not included in the table above. See “Plan of Distribution” beginning on page S-22 of this prospectus supplement for more information regarding the compensation payable to and our other arrangements with the placement agent.

(2)	We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees, will be approximately US$491,533.77, which include reimbursement of placement agent’s accountable expenses, payment of placement agent’s non-accountable expense allowance, and our legal, printing costs and various other fees and expenses.

China Xiangtai Food Co., Ltd. is a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our operating entities established in the People’s Republic of China (“China” or the “PRC”), including our indirect subsidiaries and the consolidated variable interest entities, or VIEs, in China.

The ordinary shares offered in this offering are shares of China Xiangtai Food Co., Ltd., the Cayman Islands holding company, instead of shares of the operating entities in the PRC. Investors in this offering will not directly hold equity interests in the operating entities in the PRC.

We control and receive the economic benefits of the VIEs’ business operations through certain contractual arrangements. Neither we nor our subsidiaries own any shares in these VIEs. Instead, we control and receive the economic benefits of the VIEs’ business operation through a series of contractual arrangements, or the VIE Agreements. The VIE Agreements are designed to provide the Company’s indirect subsidiaries in China with the power, rights and obligations equivalent in all material respects to those it would possess as the principal equity holder of the VIEs, including absolute control rights and the rights to the assets, property and revenue of the VIEs. As a result of our indirect ownership in the subsidiaries in China and the VIE Agreements, we are regarded as the primary beneficiary of the VIEs.  The VIE structure is used to replicate foreign investment in Chinese-based companies where Chinese law prohibits direct foreign investment in the operating companies. Because of our corporate structure, we are subject to risks due to the uncertainty of the interpretation and the application of PRC laws and regulations, including but not limited to limitation on foreign investment in certain industries in China, regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. The VIE Agreements may not be effective in providing control over the VIEs. The VIEs may also be subject to sanctions imposed by PRC regulatory agencies, including the Chinese Securities Regulatory Commission, or CSRC, if we fail to comply with their rules and regulations. If the Chinese regulatory authorities disallow the VIE structure in the future, it will likely result in a material change in our financial performance and our results of operations and/or the value of our ordinary shares, which could cause the value of such securities to significantly decline or become worthless. For a description of our corporate structure and the VIE Agreements, see “Item 4. Information on the Company – 4.A. History and development of the company”, “– 4.C. Organizational structure”, “Item 3. Key Information—3.D. Risk Factors—Risks Related to Our Corporate Structure and Operation” and “Factors – Risks Related to Doing Business in the People’s Republic of China” in our annual report on Form 20-F for the fiscal year ended June 30, 2021, which is incorporated by reference into this prospectus supplement.

Additionally, we are subject to certain legal and operational risks associated with our operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our subsidiaries’ and the VIEs’ operations, significant depreciation of the value of our ordinary shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not expect to be subject to cybersecurity review with the Cyberspace Administration of China, or CAC, if the draft Measures for Cybersecurity Censorship become effective as they are published, since: (i) our PRC subsidiaries and the VIEs’ products and services are offered not directly to individual consumers but through our distributors; (ii) our PRC subsidiaries and the VIEs do not possess a large amount of personal information in our business operations; and (iii) data processed in our PRC subsidiaries and the VIEs’ business does not have a bearing on national security and thus may not be classified as core or important data by the authorities.  Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. See “Item 3. Key Information—3.D. Risk Factors—Risks Related to Doing Business in the People’s Republic of China” in our annual report on Form 20-F for the fiscal year ended June 30, 2021, which is incorporate by reference into this prospectus supplement.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement on or about November 24, 2021, subject to customary closing conditions.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement. on page 14 of the accompanying prospectus and under the section entitled “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended June 30, 2021 incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Univest Securities, LLC

The date of this prospectus supplement is November 22, 2021

TABLE OF CONTENTS

Prospectus Supplement

S-1

Prospectus

S-2

ABOUT THIS PROSPECTUS SUPPLEMENT

On May 26, 2020, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-238700), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on July 7, 2020. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$50,000,000 of any combination, together or separately, of our ordinary shares, par value US$0.01 per share, ordinary shares in the form of share purchase contracts, share purchase units, debt securities, warrants, rights, units, or any combination thereof as described in the accompanying prospectus. We may sell up to 17,715,412 ordinary shares in this offering and as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation by Reference” and “Where You Can Get More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Report of Foreign Private Issuer on Form 6-K into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

S-3

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and our SEC filings that are incorporated into this prospectus supplement contain or incorporate by reference forward-looking statements. All statements contained in this prospectus supplement, the accompanying prospectus and our SEC filings that are incorporated into this prospectus supplement, other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended June 30, 2021, the section entitled “Risk Factors” beginning on page S-15 of this prospectus supplement, and the section entitled “Risk Factors” beginning on page 14 of the accompanying prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside our control. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions, or expectations will be achieved. As a result of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

S-4

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the securities we are offering, and the other considerations that are important to your decision to invest in the ordinary shares. You should pay special attention to the “Risk Factors” sections beginning on page S-15 of this prospectus supplement, on page 14 of the accompanying prospectus and under the section entitled “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended June 30, 2021 incorporated by reference into this prospectus supplement.

Our Company

Corporate History and Structure

The following diagram illustrates our corporate structure:

Incorporated on January 23, 2018, China Xiangtai Food Co., Ltd. (“Xiangtai Cayman” or the “Company”) is a Cayman Islands exempted company. We conduct our business in China through our subsidiaries and the VIEs. Zeshu Dai currently has majority interest and control over our subsidiaries and the VIEs.

Direct and indirect subsidiaries

WVM Inc. (“Xiangtai BVI”) was incorporated on February 11, 2015. It is a wholly owned subsidiary of Xiangtai Cayman. Xiangtai BVI is currently not engaging in any active business and merely acting as a holding company.

CVS Limited (“Xiangtai HK”) was formed on March 4, 2015 under the laws of Hong Kong SAR. It is a wholly owned subsidiary of Xiangtai BVI. Xiangtai HK is currently not engaging in any active business and merely acting as a holding company.

Chongqing Jinghuangtai Business Management Consulting Co., Ltd. (also known as “重庆精煌泰企业管理咨询有限公司”) (“Xiangtai WFOE”) is a PRC wholly foreign owned entity formed on September 1, 2017 in Chongqing under the laws of the PRC. It is a wholly-owned subsidiary of Xiangtai HK and a wholly foreign-owned entity under PRC laws. Xiangtai WFOE is currently not engaging in any active business and merely acting as a holding company.

S-5

Guangan Yongpeng Food Co., Ltd. (also known as “广安勇鹏食品有限公司”) (“GA Yongpeng”) was formed on May 10, 2008 in Chongqing under the laws of the PRC. GA Yongpeng used to engage in the slaughtering, processing, packing and selling of various processed meat products. Since April 2021, we have discontinued GA Yongpeng’s slaughtering, processing, packing and selling of meat products. GA Yongpeng is a wholly owned subsidiary of Xiangtai WFOE.

Chongqing Pengmei Supermarket Co., Ltd. (also known as “重庆鹏美超市有限公司”) (“CQ Pengmei” when individually referenced) was formed on July 27, 2017 in Chongqing under the laws of the PRC. CQ Pengmei engaged in the operation of our supermarkets in Chongqing China, the operation of which has been discontinued since February 2020. It is a wholly owned subsidiary of Xiangtai WFOE.

China Silanchi Holding Limited (“China Silanchi”) was formed on December 12, 2019. It is a wholly owned subsidiary of Xiangtai Cayman. China Silanchi is currently not engaging in any active business and merely acting as a holding company.

Haochuangge Limited (“Haochuangge HK”) was formed on January 6, 2020. It is a wholly owned subsidiary of China Silanchi. Haochuangge HK is currently not engaging in any active business and merely acting as a holding company.

Beijing Gangyixing Technology Ltd. (also known as “北京港亿星科技有限公司”) (“Gangyixing WFOE”) is a PRC wholly foreign owned entity formed on June 28, 2020 in Beijing under the laws of the PRC. It is a wholly-owned subsidiary of Haochuangge HK and a wholly foreign-owned entity under the PRC laws. Gangyixing WFOE is currently not engaging in any active business and is merely acting as a holding company.

Contractual Arrangements with CQ Penglin, JMC and Beijing Fu Tong Ge

Chongqing Penglin Food Co., Ltd. (also known as “重庆鹏霖食品有限公司”) (“CQ Penglin”) was formed on November 3, 2005 in Chongqing under the laws of the PRC. CQ Penglin used to engage in the wholesale and retail of pre-packaged food, live hog slaughtering, purchase of livestock and poultry, processing and sale of fresh livestock and poultry meat, process and retail of meat products (preserved meat products, sauce, meat products, smoked sausage, ham products, etc.). Since April 2021, CQ Penglin’s wholesale and retail of meat products have been discontinued.

Chongqing Ji Mao Cang Feed Co., Ltd. (also known as “重庆集茂仓饲料有限公司”) (“JMC”) was formed on March 14, 2012 in Chongqing under the laws of the PRC. JMC is primarily engaged in the sales and distribution of raw feed material and formula solution. JMC has entered into strategic alliances with large grain and oil companies, such as Sinograin, and has obtained general distributorship in Chongqing, Sichuan, and neighboring area in China. JMC does not process the feed and formula solution procured from the suppliers.

Beijing Fu Tong Ge Technology Co., Ltd. (also known as “北京福通格科技有限公司”) (“Fu Tong Ge”) was formed on November 29, 2019 under the laws of the PRC. Fu Tong Ge does not hold any assets nor have any operation at this moment.  CQ Penglin. JMC, and Fu Tong Ge have been deemed consolidated variable interest entities.

We conduct our business through the consolidated variable interest entities, which we effectively control through a series of contractual arrangements. These contractual arrangements allow us to:

•	exercise effective control over the consolidated variable interest entities;

•	receive substantially all of the economic benefits of the consolidated variable interest entities; and

•	have an exclusive option to purchase all or part of the equity interests in the consolidated variable interest entities when and to the extent permitted by PRC law.

S-6

As a result of these contractual arrangements, we have become the primary beneficiary of CQ Penglin. JMC, and Fu Tong Ge, and we treat CQ Penglin. JMC, and Fu Tong Ge as consolidated variable interest entities under U.S. GAAP. We have consolidated the financial results of CQ Penglin. JMC, and Fu Tong Ge in our consolidated financial statements in accordance with U.S. GAAP.

Contractual Arrangements between Xiangtai WFOE and CQ Penglin

The following is a summary of the currently effective contractual arrangements by and among Xiangtai WFOE, CQ Penglin, and the shareholders of CQ Penglin.

Equity Pledge Agreement

Pursuant to certain equity pledge agreements, as amended, among the shareholders who collectively owned all of CQ Penglin, pledges of all of the equity interests in CQ Penglin to Xiangtai WFOE were provided as collateral to secure the obligations of CQ Penglin under the exclusive consulting services and operating agreement. These shareholders may not transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Xiangtai WFOE’s interests, without Xiangtai WFOE’s prior approval. In the event of default under the exclusive consulting services and operating agreement, Xiangtai WFOE, as the pledgee, will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale of whole or part of the pledged equity interests of CQ Penglin. The agreement will terminate at the date these shareholders have transferred all of their pledged equity interests pursuant to an equity option agreement.

Voting Rights Proxy and Financial Supporting Agreement

Pursuant to certain voting rights proxy and financial supporting agreements, as amended, the shareholders of CQ Penglin have given Xiangtai WFOE an irrevocable proxy to act on their behalf on all matters pertaining to CQ Penglin and to exercise all of their rights as shareholders of CQ Penglin, including the right to attend shareholders meetings, to exercise voting rights and to transfer all or a part of their equity interests in CQ Penglin. In consideration of such granted rights, Xiangtai WFOE has agreed to provide the necessary financial support to CQ Penglin, whether or not CQ Penglin incurs loss, and to not request repayment if CQ Penglin is unable to do so. The agreements shall remain in effect until October 8, 2047.

Technical Consultation and Services Agreement

Pursuant to certain technical consultation and services agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE has been engaged as exclusive provider of management consulting services to CQ Penglin. For such services, CQ Penglin has agreed to pay service fees based on all of its net income to Xiangtai WFOE, or Xiangtai WFOE has the obligation to absorb all of the losses of CQ Penglin.

The technical consultation and services agreement, as amended, remains in effect until October 8, 2047. The agreement can be extended only if Xiangtai WFOE gives its written consent of extension of the agreement before its expiration a. Xiangtai WFOR may terminate this agreement at any time by giving 30 day’s prior written notice to CQ Penglin. CQ Penglin shall not terminate this Agreement prior to its expiraiton date unless Xiangtai WFOE commits gross negligence, or a fraudulent act, against CQ Penglin. Either party can terminate this agreement if the other party goes into liquidation or is prohibited to conduct business by the governmental authority.

Business Cooperation Agreement

Pursuant to a business cooperation agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE has the exclusive right to provide CQ Penglin with technical support, business support and related consulting services, including but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance. In exchange, Xiangtai WFOE is entitled to a service fee that equals all of the net income of CQ Penglin determined by U.S. GAAP. The service fees may be adjusted based on the services rendered by Xiangtai WFOE in that month and the operational needs of CQ Penglin.

S-7

The business cooperation agreement, as amended, remains in effect unless Xiangtai WFOE commits gross negligence, or a fraudulent act, against CQ Penglin. Nevertheless, Xiangtai WFOE shall have the right to terminate this agreement upon giving 30 days’ prior written notice to CQ Penglin at any time. The agreement shall remain effective until it is terminated by Xiangtai WFOE or is compelled to terminate under PRC laws and regulations.

Equity Option Agreement

Pursuant to certain equity option agreements, as amended, among Xiangtai WFOE, CQ Penglin and its shareholders. CQ Penglin’s shareholders jointly and severally grant Xiangtai WFOE an option to purchase their equity interests in CQ Penglin. The purchase price shall be the lowest price then permitted under applicable PRC laws. If the purchase price is greater than the registered capital of CQ Penglin, the CQ Penglin shareholders are required to immediately return any amount in excess of the registered capital to Xiangtai WFOE or its designee. Xiangtai WFOE may exercise such option at any time until it has acquired all equity interests of CQ Penglin, and may transfer the option to any third party. The agreements will terminate at the date on which all of these shareholders’ equity interests of CQ Penglin have been transferred to Xiangtai WFOE or its designee.

Contractual Arrangements between Xiangtai WFOE and JMC

The following is a summary of the currently effective contractual arrangements by and among Xiangtai WFOE, JMC, and the shareholders of JMC.

Equity Pledge Agreement

Under an equity pledge agreement among Xiangtai WFOE, JMC and the shareholders of JMC dated April 3, 2020, a shareholder who owned 51% equity interest of JMC pledged his 51% equity interests in JMC to Xiangtai WFOE to guarantee JMC’s performance of relevant obligations and indebtedness under the technical consultation and services agreement. In addition, the 51% shareholder of JMC completed the registration of the equity pledge under the agreement with the appropriate local authority. If JMC breaches its obligation under the technical consultation and services agreement, Xiangtai WFOE, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. This pledge will remain effective until all the guaranteed obligations are performed.

Voting Rights Proxy and Financial Support Agreement

Under a voting rights proxy and financial support agreement among Xiangtai WFOE, JMC and a shareholder who owned 51% equity interest of JMC, dated April 3, 2020, the 51% JMC shareholder irrevocably appointed Xiangtai WFOE as its attorney-in-fact to exercise on such shareholder’s behalf any and all rights that such shareholder has in respect of his 51% equity interests in JMC, including but not limited to the power to vote on his behalf on all matters of JMC requiring shareholder approval in accordance with the articles of association of JMC. The proxy agreement is for a term of 20 years and can be extended by Xiangtai WFOE unilaterally by prior written notice to the other parties.

Technical Consultation and Services Agreement

Pursuant to a technical consultation and services agreement between JMC and Xiangtai WFOE dated April 3, 2020, Xiangtai WFOE has the exclusive right to provide consultation services to JMC relating to JMC’s business, including but not limited to business consultation services, human resources development, and business development. Xiangtai WFOE exclusively owns any intellectual property rights arising from the performance of this agreement. For such services, JMC agrees to pay service fees determined based on 51% of their net income to Xiangtai WFOE or Xiangtai WFOE has the obligation to absorb 51% of the losses of JMC. This agreement will be effective for 20 years, and can be extended if Xiangtai WFOE gives its written consent of the extension of this agreement before the expiration of this agreement and JMC shall agree with this extension without reserve. Xiangtai WFOE may terminate this agreement at any time by giving a 30 days’ prior written notice to JMC.

S-8

Equity Option Agreement

Under the equity option agreement among Xiangtai WFOE, JMC and a shareholder who owned 51% equity interest of JMC dated April 3, 2020, each of the shareholders of JMC irrevocably granted to Xiangtai WFOE or its designee an option to purchase at any time, to the extent permitted under PRC law, all or a portion of such shareholder’s 51% equity interests in JMC. Also, Xiangtai WFOE or its designee has the right to acquire any and all of the assets of JMC. Without Xiangtai WFOE’s prior written consent, JMC’s shareholders cannot transfer their equity interests in JMC and JMC cannot transfer its assets. The acquisition price for the shares or assets will be the minimum amount of consideration permitted under the PRC law at the time of the exercise of the option. This pledge will remain effective until all options have been exercised.

Contractual Arrangements between Gangyixing WFOE and Fu Tong Ge

The following is a summary of the currently effective contractual arrangements by and among Gangyixing WFOE, Fu Tong Ge, and the shareholders of Fu Tong Ge.

Equity Pledge Agreement

Pursuant to a certain equity pledge agreements dated June 28, 2020, among the shareholders who collectively owned all of Fu Tong Ge, pledges of all of the equity interests in Fu Tong Ge to Gangyixing WFOE were provided as collateral to secure the obligations of Fu Tong Ge under a Technical Consultation and Service Agreement and other control agreements (the “Control Agreements”). These shareholders may not transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Gangyixing WFOE’s interests, without Gangyixing WFOE’s prior approval. In the event of default, Gangyixing WFOE, as the pledgee, will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale in whole or in part of the pledged equity interests of Fu Tong Ge. The agreement will terminate at the date these shareholders have transferred all of their pledged equity interests pursuant to the terms of the agreement

Voting Rights Proxy and Financial Support Agreement

Pursuant to certain voting rights proxy and financial supporting agreements dated June 28, 2020, the shareholders of Fu Tong Ge have given Gangyixing WFOE an irrevocable proxy to act on their behalf on all matters pertaining to Fu Tong Ge and to exercise all of their rights as shareholders of Fu Tong Ge, including the right to attend shareholders meetings, to exercise voting rights and to transfer all or a part of their equity interests in Fu Tong Ge. In consideration of such granted rights, Gangyixing WFOE has agreed to provide the necessary financial support to Fu Tong Ge, whether or not Fu Tong Ge incurs loss, and to not request repayment if Fu Tong Ge is unable to do so. The agreements shall remain in effect until June 28, 2040.

Technical Consultation and Services Agreement

Pursuant to certain technical consultation and services agreement between Gangyixing WFOE and Fu Tong Ge dated June 28, 2020, Gangyixing WFOE has been engaged as exclusive provider of management consulting services to Fu Tong Ge. For such services, Fu Tong Ge has agreed to pay service fees based on all of its net income to Gangyixing WFOE, or Gangyixing WFOE has the obligation to absorb all of the losses of Fu Tong Ge.

The technical consultation and services agreement, as amended, remains in effect until June 28, 2040. The agreement can be extended only if Gangyixing WFOE gives its written consent of extension of the agreement before its expiration.

Equity Option Agreement

Pursuant to certain equity option agreements dated June 28, 2020 among Gangyixing WFOE, Fu Tong Ge and its shareholders, Fu Tong Ge’s shareholders, jointly and severally, have granted Gangyixing WFOE an option to purchase their equity interests in Fu Tong Ge. The purchase price shall be the lowest price then permitted under applicable PRC laws. If the purchase price is greater than the registered capital of Fu Tong Ge, the Fu Tong Ge shareholders are required to immediately return any amount in excess of the registered capital to Gangyixing WFOE or its designee. Gangyixing WFOE may exercise such option at any time until it has acquired all equity interests of Fu Tong Ge, and may transfer the option to any third party. The agreements will terminate at the date on which all of these shareholders’ equity interests of Fu Tong Ge have been transferred to Gangyixing WFOE or its designee.

S-9

Business Overview

China Xiangtai Food Co., Ltd. is a holding company established under the laws of the Cayman Islands. We engage in feed raw material (soybean meal and soybean oil) wholesale and retail in China through subsidiaries and consolidated variable interest entities in China. Prior to April 2021, we engaged in the pork processing business and had operations across key sections of the industry value chain, including slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts. Prior to February 2020, we operated a grocery store in Chongqing, China that sold our pork and meat products and other consumer goods. In February 2020, we discontinued the operation of our grocery store. In April 2021, we discontinued the pork processing business.

We started the feed raw material wholesale and retail business in April 2020, when Xiangtai Cayman and Xiangtai WFOE entered into a Share Purchase Agreement with JMC and a shareholder of JMC. Pursuant to the Share Purchase Agreement, the Company issued to the JMC shareholder, who owns 51% of JMC’s equity interest, a total of 2,000,000 duly authorized, fully paid and nonassessable ordinary shares of the Company, valued at a price of US$3.71 per share, which was the closing price of the Company’s ordinary share on February 4, 2020, for an aggregate purchase price of US$7,420,000, subject to certain milestones set forth in the Share Purchase Agreement, in exchange for the JMC shareholder and JMC entering into certain VIE agreements with Xiangtai WFOE. These VIE agreements were entered into on April 3, 2020. Pursuant to the VIE agreements, Xiangtai WFOE has the right to control, manage and operate JMC in return for a service fee equal to 51% of JMC’s after-tax net income. For more detailed description of the VIE agreements, see “Item 4. Information on the Company - Corporate History and Structure - Contractual Arrangement with CQ Penglin, JMC and Fu Tong Ge - Contractual Arrangements between Xiangtai WFOE and JMC” in our annual report on Form 20-F for the fiscal year ended June 30, 2021, which is incorporated by reference into this prospectus supplement. We anticipate an opportunity for growth in the feed industry, as the USDA Grain and Feed Annual for China dated April 16, 2021 projects an increase in swine and feed production in 2021.

Through JMC, a variable interest entity, we engage in feed raw material wholesale and retail in China. We purchase feed raw material from manufacturers and retail to animal husbandry businesses, feed solution manufacturers and trading companies. JMC has established a long-term relationship with Sinograin, a state-owned grain and oil company in China, and has been one of the distributors of Sinograin's “Fu Dou Lai” brand soybean meal in Chongqing, Sichuan, and neighboring area in China. JMC does not process the soybean meal and soybean oil procured from the suppliers.

Our sales and marketing activities are conducted through our direct sales force. We maintain close contact with our customers, which allow us to monitor customer requirements and offer additional products or services to meet their needs.

Discontinued Operations

Operation of Grocery Store

In July 2018, we acquired CQ Pengmei and opened two grocery stores in Chongqing in November 2017 that offered a variety of consumer goods. One of the grocery stores was closed in August 2018 due to the landlord’s failure to meet the fire safety requirements. We filed a lawsuit against the landlord for breach of the store operating lease. The lawsuit is still ongoing. In February 2020, due to the increase in inventory purchase cost and the quarantine restrictions as a result of the COVID-19 pandemic in China, we closed the other grocery store.

Meat Processing

We used to engage in the slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts through CQ Penglin and GA Yongpeng. We used to sell fresh pork to distributors, who then sold to pork vendors in farmers’ market. Due to the African Swine fever affecting China in October 2018, the supply of hogs decreased. Also, starting from March 2019, the Chongqing government started requiring all local slaughtering houses to only purchase hogs from hog farms in Chongqing, which further limited the supply of hogs. The decrease in supply increased the price of hogs and increased our cost of per unit slaughtering and processing. Starting in January 2020, due to the COVID-19 pandemic and quarantine measures, our sales volume in farmers markets decreased. We were operating at losses during the fiscal year ended June 30, 2020 and 2021. In addition, in March 2021, we ceased operation of the slaughtering and food processing facilities as a result of a legal dispute between CQ Penglin and Chongqing Puluosi Small Mortgage Co., Ltd. The food processing facility was sealed by the court and is subject to a lien. The court ordered the sale of this facility to enforce the court verdict against CQ Penglin. The slaughtering facility is subject to the same lien pursuant to the same court order, pursuant to which the facility cannot be sold, transferred or otherwise disposed without approval of the court. See “Item 4. Information on the Company - 4.B. Business Overview - Legal Proceedings - Chongqing Puluosi Small Mortgage Co., Ltd. v. Chongqing Penglin Food Co., Ltd” in our annual report on Form 20-F for the fiscal year ended June 30, 2021, which is incorporated by reference into this prospectus supplement. As a result, in April 2021, we discontinued the meat processing business.

S-10

Corporate Information

Our principal executive offices are located at Xinganxian Plaza, Building B, Suite 21-1, Lianglukou, Yuzhong District, Chongqing, People’s Republic of China 400800. The telephone number of our principal executive offices is +86 (023) 86330158. Our registered agent in the Cayman Islands is Offshore Business Consulting & Services Limited. Our registered office and our registered agent’s office in Cayman Islands are both at 3rd Floor, Harbour Centre, PO Box 613, Grand Cayman KYl-1107, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 10 E. 40th Street, 10th Floor, New York, NY 10016. Our corporate website is http://ir.plinfood.com/. The information contained in our website is not a part of this prospectus supplement.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

Our Challenges and Risk Factors Summary

The following section outlines the primary challenges and risks inherent to this offering. Before deciding to invest in our ordinary shares, we strongly recommend a close reading and consider all of the risks in the section entitled “Risk Factors” beginning on page S-15 of this prospectus supplement, on page 14 of the accompanying prospectus and under the section entitled “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended June 30, 2021 incorporated by reference into this prospectus supplement.

Risks Related to Our Business and Industry

•	The impact of epidemics, natural disasters and other catastrophes, including COVID-19 on our finances and operations

•	Changes in consumer interests and the impact of the prices of substitute products on our products and business

•	The impact of livestock diseases on our business and demand for our products

•	Our potential failure to comply with requirements under relevant licenses and permits

•	Our reliance on external suppliers to supply our raw materials

•	The impact on our business if we lose one or more of our largest customers

•	The impact the loss of our facilities may have on our business

•	The impact of potential and ongoing litigation on our business

•	Our exposure to costs and disruption due to a lack of insurance coverage

•	Our financial obligations from serving as a guarantor for a loan borrowed by a related entity

•	The change in the prices of agricultural products and feed raw material that is not predictable

S-11

Risks Related to Our Corporate Structure

•	We do not have direct ownership of the VIEs in China and rely on VIE Agreements with the VIEs in China for our business operations, which may not be as effective in providing operational control or enabling us to derive economic benefits as through ownership of controlling equity interests

•	The adverse impact on our operations if the PRC government determines that our contractual arrangements with the consolidated variable interest entities do not comply with regulatory restrictions

•	The material adverse effect on the business if our consolidated variable interest entities or their respective shareholders fail to perform their obligations under the contractual arrangement

•	The potential conflict of interest between the Company and the consolidated variable interest entities

•	Any actions by Chinese government, including any decision to intervene or influence our operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operation, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of the such securities to significantly decline or be worthless

•	The impact of the uncertainties with respect to the interpretation and implementation of PRC foreign investment law

•	The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States

•	Recently introduced economic substance legislation of the Cayman Islands may adversely impact us or our operations.

Risks Related to Doing Business in the China

•	The impact of changes to the political, social and economic policies of the PRC on our business, financial conditions and result of operations

•	The lack of legal protections available to us due to uncertainty in the interpretation and enforcement of PRC laws and regulations

•	Our reliance on dividends and other distributions on equity by our PRC subsidiaries to fund any cash and financing requirements we may have

•	Governmental control of currency conversion may limit our ability to utilize our net revenue and affect the value of your investment

•	Unfavorable tax consequences to us and our non-PRC shareholders if we are classified as a PRC resident enterprise for PRC income tax purposes

•	Our ability to obtain certain benefits under relevant tax treaty on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiaries

•	The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China

•	Uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC

•	The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect our financial performance and the enforceability of the VIE Agreements

•	Trading in our ordinary shares may be prohibited under the recently enacted Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor. As a result, Nasdaq may determine to delist our ordinary shares.

S-12

Risks Related to the Ownership of our Ordinary Shares

•	The risks and additional costs associated with being a public company

•	The risks associated with being a foreign private issuer and an emerging growth company and its reduced reporting requirements

•	Future issuances or sales, or perceived issuances or sales, of substantial amounts of ordinary shares in the public market could materially and adversely affect the prevailing market price of the Shares and our ability to raise capital in the future

•	The price of our ordinary shares may be volatile and may decline regardless of our operating performance

•	Future financing may cause a dilution in your shareholding or place restrictions on our operations

•	The lack of plans to pay a dividend in the foreseeable future

•	Our ability to accurately report financial results in adversely affected by material weaknesses in our internal controls

•	Certain judgments against our stakeholders may not be enforceable due to our status as an exempted company incorporated under the laws of the Cayman Islands

S-13

The Offering

Number of ordinary shares offered by us:	17,715,412 ordinary shares.

Offering Price:	US$0.96 per ordinary share.

Number of ordinary shares outstanding prior to the offering:	41,316,642 ordinary shares

Number of ordinary shares outstanding after the offering:	58,492,054 ordinary shares (assuming no exercise of the Placement Agent’s Warrants or the Warrants)

Gross Proceeds:	US$16,488,395.52.

Use of Proceeds:	We intend to use the net proceeds from this offering for product research and development, marketing and business development, new business assessment and acquisition, talent acquisition and training, and working capital and general corporate purposes . See “Use of Proceeds” on page S-20 of this prospectus supplement for additional information.

Concurrent private placement:

In a concurrent private placement, we are selling to the purchasers of ordinary shares in this offering Warrants to purchase up to 17,715,412 ordinary shares. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such Warrants are exercised for cash. The Warrants will be exercisable 60 days from issuance at an exercise price of US$1.008 per share, subject to certain adjustments, and will expire five (5) years from the date of issuance. The Warrants and the ordinary shares issuable upon the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Regulation S promulgated under the Securities Act. See “Private Placement of Warrants” beginning on page S-21 of this prospectus supplement.

Placement Agent:	Univest Securities, LLC

Placement Agent’s Warrants:	We have agreed to issue to the placement agent warrants to purchase up to a total of 858,771 ordinary shares (equal to five percent (5%) of the ordinary shares sold in this offering) for an aggregate purchase price of $100. Such Placement Agent’s Warrants will be exercisable six months from the date of issuance and will expire five (5) years from the commencement of sales of this offering, at a per share price of US$0.96, subject to certain adjustments. See “Plan of Distribution” beginning on page S-22 of this prospectus supplement.

Market for our ordinary shares:	Our ordinary shares are currently listed on The Nasdaq Capital Market under the symbol “PLIN”.

Risk Factors:	See the “Risk Factors” sections beginning on page S-15 of this prospectus supplement, on page 14 of the accompanying base prospectus, and under the section entitled “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended June 30, 2021 incorporated by reference into this prospectus supplement.

Listing	Our ordinary shares are listed on the Nasdaq, under the symbol “PLIN.”

Lock-up	Each of our officers, directors, and 10% shareholders have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares for a period of 90 days from the date of the lock-up agreement without the prior written consent of the Underwriter.

S-14

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, as updated by our subsequent filings under the Exchange Act. Particularly, you should carefully consider the risk factors incorporated by reference to our annual report on Form 20-F for the fiscal year ended June 30, 2021 and in the accompanying prospectus. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

Future sales of our ordinary shares, whether by us or our shareholders, could cause our share price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our shares could also depress the market price of our ordinary shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible.

Securities analysts may not cover our ordinary shares and this may have a negative impact on the market price of our ordinary shares.

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ordinary shares, changes their opinion of our ordinary shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ordinary shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our ordinary shares to decline.

You will experience immediate dilution as a result of this offering and may experience future dilution as a result of future equity offerings or other equity issuances.

We believe that purchaser of ordinary shares in this offering will experience an immediate dilution relative to net tangible book value per ordinary share. Our net tangible book value on June 30, 2021 was US$(3,221,654), or US$(0.08) per ordinary share. After giving effect to the sale of our ordinary shares of approximately US$15,090,000 in this offering at an offering price of US$0.96 per ordinary share, and after deducting the placement agent’s fees and estimated offering expenses payable by us in connection with this offering (including reimbursement of placement agent’s accountable expenses, payment of the placement agent’s non-accountable expense allowance, and the Company’s legal, printing and other various costs, fees and expenses), our as adjusted net tangible book value as of June 30, 2021 would have been US$11,868,346 , or US$0.20 per ordinary share. This represents an immediate increase in net tangible book value of US$0.28 per ordinary share to our existing shareholders and an immediate decrease in net tangible book value of US$0.76 per ordinary share to the investor participating in this offering.

S-15

We may in the future issue additional ordinary shares or other securities convertible into or exchangeable for our shares. We cannot assure you that we will be able to sell our ordinary shares or other securities in any other offering or other transactions at a price per shares that is equal to or greater than the price per share paid by the investor in this offering. The price per shares at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering. If we do issue any such additional ordinary shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our shares and you may even lose your entire investment in our ordinary shares.

There is no public market for the Warrants offered in the concurrent private placement.

There is no established public trading market for the Warrants being offered in the concurrent private placement. We do not intend to apply to list the Warrants on Nasdaq or any other trading market. Accordingly, the liquidity of the Warrants will be limited.

The Warrants are speculative in nature.

The Warrants being offered in the concurrent private placement do not confer any rights of ordinary share ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ordinary shares at a fixed price for a limited period of time. Specifically, commencing on the 61st day after the date of issuance, holders of the warrants may exercise their right to acquire ordinary shares at an exercise price of US$1.008 per share, subject to certain adjustments, prior to five (5) year anniversary of the date of issuance. Moreover, following this offering and the concurrent private placement, the market value of the Warrants, if any, is uncertain. There can be no assurance that the market price of the ordinary shares will equal or exceed the exercise price of the Warrants at any given time, and consequently, whether it will be profitable for holders of the Warrants to exercise the Warrants.

S-16

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ordinary shares could be greatly reduced or rendered worthless.

S-17

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of June 30, 2021:

•	on an actual basis, as derived from our audited consolidated financial statements as of June 30, 2021, which are incorporated by reference into this prospectus supplement;

on an as adjusted basis to give effect to the issuance of 600,000 shares on Auguest 24, 2021 to Jiaping Zhou, a shareholder of JMC pursuant to the issuance schedule in the SPA dated April 3, 2020; and

•	on an as adjusted basis to give effect to the issuance and sale of the 17,175,412 ordinary shares in this offering (assuming no exercise of the Placement Agent’s Warrants or the Warrants) at a combined public offering price of US$0.96 per share, after deducting estimated offering fees and expenses payable by us (including placement agent’s fees, reimbursement of placement agent’s accountable expenses, payment of the placement agent’s non-accountable expense allowance, and our legal, printing and other various costs, fees and expenses).

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2021
	Actual	As Adjusted (unaudited)
	US$	US$
Shareholders’ Equity
Ordinary Shares, US$0.01 par value, 150,000,000 shares authorized, 40,716,642 shares issued and outstanding, actual, and 58,492,054 shares issued and outstanding, proforma as adjusted	$407,167	$584,921
Additional paid-in capital	$32,175,798	$47,088,044
Deferred share compensation	$(21,140)	$(21,140)
Statutory reserves	$1,670,367	$1,670,367
(Accumulated deficit) retained earnings	$(38,574,620)	$(38,574,620)
Accumulated other comprehensive income (loss)	$1,120,774	$1,120,774
Total shareholders’ (deficit) equity	$(3,221,654)	$11,868,346
Total capitalization	$(3,221,654)	$11,868,346

S-18

DILUTION

If you invest in our ordinary shares, your interest in our ordinary shares will be diluted to the extent of the difference between the offering price per ordinary share and the pro forma net tangible book value per ordinary share after this offering. Dilution results from the fact that the price per ordinary share offered hereby is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares. Our net tangible book (deficit) value attributable to shareholders as of June 30, 2021 was US$(3,221,654), or approximately US$(0.08) per ordinary share.

Our pro forma as adjusted net tangible book value of our ordinary shares as of June 30, 2021 gives effect to the issuance of 600,000 shares to Jiaping Zhou, a shareholder of JMC pursuant to the issuance schedule in the SPA dated April 3, 2020 and the sale of our ordinary shares at the offering price of US$0.96 per share, prior to deducting the placement agent’s fees and estimated offering expenses (including reimbursement of placement agent’s accountable expenses, payment of the placement agent’s non-accountable expense allowance, and our legal, printing and other various costs, fees and expenses). We will have 58,492,054 ordinary shares outstanding upon completion of this offering, assuming no exercise of the Placement Agent’s Warrants or the Warrants. Our post offering pro forma net tangible book value as of June 30, 2021, which gives effect to the issuance of 600,000 shares shares to Jiaping Zhou, a shareholder of JMC pursuant to the issuance schedule in the SPA dated April 3, 2020 and the receipt of the net proceeds from this offering and the issuance of additional ordinary shares in the offering, but assumes no exercise of the Placement Agent’s Warrants or the Warrants, does not take into consideration any other changes in our net tangible book value after June 30, 2021, will be approximately US$11,868,346, or US$0.20 per share. This would result in dilution to investors in this offering of approximately US$0.76 per share, or approximately 78.9%. Net tangible book value per share would increase to the benefit of present shareholders by US$0.28 per share attributable to the purchase of the ordinary shares by investors in this offering.

Offering
(US$)
Public offering price	$0.96
Net tangible book value per share before this offering	$(3,221,654)
Increase per share attributable to payments by new investors	$0.28
Pro forma net tangible book value per share after this offering	$11,868,346
Dilution per share to new investors	$0.76

The following table summarizes as of June 30, 2021, on a pro forma basis, as described above, the number of ordinary shares, the total consideration and the average price per share (1) paid to us by our existing shareholders, (2) issued 600,000 shares on Auguest 24, 2021 to Jiaping Zhou, a shareholder of JMC pursuant to the issuance schedule in the SPA dated April 3, 2020, and (3) issued to persons in this offering at an offering price of US$0.96 per share, before deducting estimated offering expenses payable by us:

	Ordinary Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount (US$)	Percent	Per Share (US$)
Existing shareholders	41,316,642	70.64%	$32,582,265	66.40%	$0.79
New investors	17,175,412	29.36%	$16,488,396	33.60%	$0.96
Total	58,492,054	100.0%	$49,071,361	100.0%	$0.84

To the extent that we issue additional ordinary shares in the future, there will be further dilution to the persons being issued ordinary shares in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our shareholders.

S-19

USE OF PROCEEDS

We estimate that the net proceeds from this offering of our ordinary shares will be approximately US$15,090,000 after deducting the Placement’s Agent fees and the estimated offering expenses payable by us (including reimbursement of placement agent’s accountable expenses, payment of the placement agent’s non-accountable expense allowance, and the Company’s legal, printing and other various costs, fees and expenses). We may need to remit some or all of the net proceeds from this offering to China before we will be able to use the funds to grow our business.

We plan to use the net proceeds of this offering to acquire other businesses or companies to grow our customer base, to expand into new markets, to provide new product lines and to diversify our business. The target business may or may not be in the same line of business as we are currently in. We may also use the net proceeds for working capital needs, which may include investment in product development, sales and marketing activities, team development, capital expenditures, improvement of corporate facilities and other general and administrative matters. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. We intend to use the net proceeds of this offering as follows.

Estimated
Amount
of
Net
Description of Use	Proceeds
Product research and development	$1,400,000
Marketing and business development	$1,400,000
New business assessment and acquisition	$6,590,000
Talent acquisition and training	$4,200,000
Working capital	$1,500,000
Total	$15,090,000

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

In using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our wholly foreign-owned subsidiary in China only through loans or capital contributions and to a consolidated variable interest entity only through loans, subject to the filings with government authorities and limit on the amount of capital contributions and loans.

To make capital contributions to our PRC subsidiaries, Xiangtai WFOE and Gangyixing WFOE, the amount of capital contribution shall be limited to the registered capital of our PRC subsidiaries. However, our PRC subsidiaries may increase their registered capital with the local Administration for Market Regulation (AMR) at any time. In practice, under the condition that our PRC subsidiaries are prepared with complete materials, the local AMR will generally approve the application within several business days, and the local bank’s approval for the inward remittances of registered capital can be also completed within a few business days.

To make loans to our PRC subsidiaries or the VIEs, according to Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9 promulgated by the People’s Bank of China, the total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit shall be calculated as capital or assets (for enterprises, net assets shall apply) multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter. The macro-prudential regulation parameter is currently 1, which may be adjusted by the People’s Bank of China and the State Administration of Foreign Exchange in the future, and the cross-border financing leverage ratio is 2 for enterprises. Therefore, the upper limit of the loans that a PRC company can borrow from foreign companies shall be calculated at 2 times the borrower’s net assets. When our PRC subsidiaries and the VIEs jointly apply for borrowing foreign debt, the upper limit of borrowing shall be 2 times of the net assets in the consolidated financial statement, and the VIEs shall make a commitment to refrain from borrowing foreign debt in their own respective names.

Furthermore, our PRC subsidiaries, as a foreign-invested enterprises, may also choose to calculate the upper limit of foreign debt borrowing based on the surplus between the total investment in projects approved by the verifying departments and the registered capital. We can make loans to our PRC subsidiaries within the range of the surplus.

S-20

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 17,175,412 ordinary shares. As of the date of this prospectus, we are authorized to issue 150,000,000 ordinary shares of $0.01 par value per share. As of the date of this prospectus, there are 41,316,642 ordinary shares issued and outstanding. The material terms and provisions of our ordinary shares are described under the caption “Description of Ordinary Shares” beginning on page 16 of the accompanying prospectus.

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the sale of ordinary shares in this offering, we will issue and sell to the investors in this offering Warrants to purchase up to an aggregate of 17,175,412 ordinary shares at an exercise price equal to US$1.008 per share.  Each Warrant will be exercisable 60 days after issuance and will expire five (5) years from the date of issuance.

The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, stock or other property to our shareholders. The terms of the Warrants may make it difficult for us to raise additional capital at prevailing market terms in the future.

A holder may not exercise any of the Warrants, and the Company may not issue ordinary shares upon exercise of any of the Warrants if, after giving effect to the exercise, a holder together with its “attribution parties,” would beneficially own in excess of 9.99%, of the number of ordinary shares outstanding immediately after giving effect to the issuance of ordinary shares issuable upon the exercise of the Warrants.

The Warrants and the ordinary shares issuable upon exercise of the Warrants will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Regulation S promulgated under Securities Act and in reliance on similar exemptions under applicable state laws. Accordingly, the investors may exercise the Warrants and sell the underlying ordinary shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market.

We are required within 45 days of the date of the Securities Purchase Agreement to file a registration statement providing for the resale of the ordinary shares issued and issuable upon the exercise of the Warrants. We are required to use commercially reasonable efforts to cause such registration statement to become effective within 75 days of the closing of this offering and to keep such registration statement effective at all times until no purchaser as identified on the signature pages to the Securities Purchase Agreement owns any Warrants or our ordinary shares upon exercise thereof.

S-21

PLAN OF DISTRIBUTION

Univest Securities, LLC which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling ordinary shares offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of ordinary shares but has agreed to use its best efforts to arrange for the sale of all of the ordinary shares offered hereby. We have entered into a Securities Purchase Agreement with the investors pursuant to which we will sell to the investors 17,175,412 ordinary shares in this takedown from our shelf registration statement. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We entered into the Securities Purchase Agreement directly with the investors on November 22, 2021, and we will only sell to investors who have entered into the Securities Purchase Agreement with.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement on or about November 24, 2021, subject to customary closing conditions.

We have agreed to pay the placement agent a placement agent fee equal to five and half percent (5.5%) of the gross proceeds of the offering. We also agreed to reimburse the placement agent for its out-of-pocket accountable expenses relating to the offering in an amount not to exceed an aggregate of US$75,000. Additionally, we have agreed to pay to the placement agent a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of the offering.

The following table shows per ordinary share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the ordinary shares pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the ordinary shares offered hereby:

		Per ordinary share		Total
Offering Price	US$	0.9600	US$	16,488,395,52
Placement Agent’s Fees	US$	0.0528	US$	906,861.75
Proceeds, before expenses, to us	US$	0.9072	US$	15,581,533.77

After deducting certain fees and expenses due to the placement agent and our estimated offering expenses (including reimbursement of placement agent’s accountable expenses, payment of the placement agent’s non-accountable expense allowance, and our legal, printing and other various costs, fees and expenses), we expect the net proceeds from this offering to be approximately US$15,090,000.

Placement Agent’s Warrant

We have agreed to issue to the placement agent warrants to purchase up to a total of  858,771 ordinary shares (equal to five percent (5%) of the ordinary shares sold in this offering) for an aggregate purchase price of $100. Such Placement Agent’s Warrants will be exercisable at a per share price of US$0.96. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary share and also upon any distributions of assets, including cash, stock or other property to our shareholders.

The Placement Agent’s Warrants may be exercised six months from the date of issuance, in cash or via cashless exercise, and will terminate on the fifth anniversary of the commencement of sales of this offering in compliance with FINRA Rule 5110(g)(8)(A).  The Placement Agent’s Warrants and the underlying shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the Placement Agent’s Warrants nor any of our shares issued upon exercise of the Placement Agent’s Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the commencement of sales of this offering. In addition, we have granted the placement agent registration rights in certain cases, including one demand registration right and unlimited piggyback registration right. These registration rights apply to all of the securities directly and indirectly issuable upon exercise of the Placement Agent’s Warrants. In compliance with FINRA Rule 5110(g)(8), the one demand registration right and the unlimited piggyback registration right will expire five years from the commencement of sales of this offering.

S-22

Right of First Refusal

We have agreed to grant the placement agent, for the 12-month period following the closing of this offering, a right of first refusal to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the "Right of First Refusal"), which right is exercisable in the placement agent's sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The Right of First Refusal may be terminated by the Company for “cause,” which shall mean a material breach by the placement agent of the terms of its engagement letter with the Company or a material failure by the placement agent to provide the services as contemplated by such engagement letter.

Lock-up Agreements

Each of our officers, directors, and certain existing shareholders have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for common stock for a period of 90 days from the date of this prospectus is a part without the prior written consent of the placement agent.

The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the placement agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

No Sales of Similar Securities

We have agreed, for a period from the date of the Securities Purchase Agreement until sixty (60) days after the closing of this offering, subject to certain limited exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional ordinary shares (the “Ordinary Share Equivalents”) or file any registration statement, or amendment or supplement thereto, with the SEC.

In addition, we also agreed with the purchaser identified on the signature page to such securities purchase agreement that from the date of the Securities Purchase Agreement until such time as no purchaser as identified on the signature page of such Securities Purchase Agreement holds any of the Warrants, we will not effect or enter into an agreement to effect any issuance by us or any of our subsidiaries of ordinary shares or securities exercisable or convertible into ordinary shares (or a combination of units thereof) involving a “Variable Rate Transaction”, which means a transaction in which we (i) issue or sell any debt or equity securities that are Ordinary Share Equivalents either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the ordinary shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the ordinary shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or at-the-market offering facility, whereby we may issue securities at a future determined price.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the ordinary shares and Warrants sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and Warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

S-23

Relationships

The placement agent and its affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

S-24

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Mourant Ozannes. Legal matters as to PRC law will be passed upon for us by TianTai Law Firm. Ortoli Rosenstadt LLP may rely upon Mourant Ozannes with respect to matters governed by Cayman Islands law and TianTai Law Firm with respect to matters governed by PRC law. Hunter Taubman Fischer & Li LLC is counsel to the placement agent in connection with this offering. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. The current address of Mourant Ozannes is 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands. The current address of TianTai Law Firm is F6/A, North Star Huibin Plaza, No.8 Beichen East Road, ChaoYang District, Beijing, P.R. China. The current address of Hunter Taubman Fischer & Li LLC is 800 Third Avenue, Suite 2800, New York, NY 10022.

S-25

EXPERTS

The financial statements as of and for the year ended June 30, 2021 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F  have been so incorporated in reliance on the report of WWC, P.C., an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. The current address of WWC, P.C. is 2010 Pioneer Court, San Mateo, CA 94403.

The financial statements as of and for the year ended June 30, 2020 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F have been so incorporated in reliance on the report of Prager Metis CPAs LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. The current address of Prager Metis CPAs LLP is 401 Hackensack Avenue, 4th Floor, Hackensack, NJ 07601.

The financial statements as of and for the year ended June 30, 2019 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F have been so incorporated in reliance on the report of Friedman LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. The current address of Friedman LLP is One Liberty Plaza, 165 Broadway, New York, New York 10006.

S-26

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended June 30, 2021, filed with the SEC on November 15, 2021;

(2)	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on April 2, 2019, and any amendment or report filed for the purpose of updating such description;

(3)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

(4)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Our annual report on Form 20-F for the fiscal year ended June 30, 2021 filed with the SEC on November 15, 2021 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

CHINA XIANGTAI FOOD CO., INC.

c/o Chongqing Penglin Food Co., Ltd.

Xinganxian Plaza

Building B, Suite 19-1

Lianglukou, Yuzhong District 400800

Chongqing, People’s Republic of China

Tel +86-023-86330158

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

S-27

WHERE YOU CAN GET MORE INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

S-28

China Xiangtai Food Co., Ltd.

$50,000,000

Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $50,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our ordinary shares issued pursuant to a registration statement on Form F-1 (No. 333-226990) are traded on the Nasdaq Capital Market under the symbol “PLIN”. On May 13, 2020, the closing price of our ordinary shares as reported by the Nasdaq Capital Market was $2.25. The aggregate market value of our outstanding ordinary shares held by non-affiliates using the closing price on the Nasdaq Capital Market of $2.25 was approximately $20,461,561 based on 23,894,027 outstanding ordinary shares, of which approximately 9,094,027 ordinary shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, Cayman Islands, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2020

2

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

3

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $50,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our company,” “Company,” “our” refer to:

●	China Xiangtai Food Co., Ltd., a Cayman Islands exempted company (“Xiangtai Cayman” or the “Company” when individually referenced);

●	WVM Inc., a British Virgin Islands company (“Xiangtai BVI” when individually referenced);

●	CVS Limited (“Xiangtai HK” when individually referenced), a Hong Kong company that is a wholly owned subsidiary of Xiangtai BVI;

●	Chongqing Jinghuangtai Business Management Consulting Co., Ltd. (also known as “重庆精煌泰企业管理咨询有限公司”) “Xiangtai WFOE” when individually referenced), a PRC wholly foreign-owned enterprise and a wholly owned subsidiary of Xiangtai HK;

●	Guangan Yongpeng Food Co., Ltd. (also known as “广安勇鹏食品有限公司”) (“GA Yongpeng” when individually referenced), a PRC company and a wholly owned subsidiary of Xiangtai WFOE;
●	Chongqing Penglin Food Co., Ltd. (also known as “重庆鹏霖食品有限公司”) (“CQ Penglin” when individually referenced), a PRC company and a variable interest entity (“VIE”) contractually controlled by Xiangtai WFOE;

●	Chongqing Pengmei Supermarket Co., Ltd. also known as “重庆鹏美超市有限公司”) (“CQ Pengmei” when individually referenced), a PRC company and a wholly owned subsidiary of Xiangtai WFOE;

●	Xiangtai WFOE, CQ Penglin, GA Yongpeng and CQ Pengmei are collected referred to as the “PRC entities” hereafter.

4

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

We qualify as an “emerging growth company,” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and regulatory requirements in contrast to those otherwise applicable generally to public companies. These provisions include, but are not limited to, an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 the Sarbanes-Oxley Act of 2002.

We may take advantage of these reduced reporting and other regulatory requirements for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, become a “large accelerated filer” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or issue more than $1.0 billion of non-convertible debt over a three-year period. In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until those standards apply to private companies.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ABOUT THE COMPANY

Our Company

China Xiangtai Food Co., Ltd. is a Cayman Islands exempted company and conducts business in China through subsidiaries and a variable interest entity in China. We are primarily a pork processing company that has operations across key sections of the industry value chain, including slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts. We are committed to provide consumers with high-quality, nutritious and tasty products through our portfolio of trusted and well-known brands and to drive consumption trends, while setting a high industry standard in product quality and food safety. We match supply with demand and benefit from the strong industry trends in China.

Maintaining the highest industry standards for food safety, product quality and sustainability is one of our core values. We have food circulation permits and national industrial production certificates. We have strict quality control systems in each segment of our value chain, from production through sales and distribution. These objectives are grounded in our sustainability program, which focuses on key areas such as animal care, employee welfare, the environment, food safety and quality, helping communities and value creation.

We purchase live hogs through distributors who purchase hogs from local hog farms located in different cities in southern China. We use an automated standard modern production line to slaughter the hogs and pack the fresh pork and byproducts. We deliver the fresh pork to local distributors who then resell the fresh pork to smaller distributors and individual vendors from the local farmers’ market. We also purchase fresh, chilled and frozen pork, beef, lamb, chicken, duck, and rabbit meat from external distributors. We process some fresh pork, beef, lamb, chicken, duck, and rabbit meat into processed products. We sell fresh, chilled and frozen pork, beef and lamb, and processed meat products at our supermarket and to other local grocery stores in Chongqing. We have received many awards and honors including "Honest and Trustworthy Seller", “Annual Sales Star”, “Best Partner,” and “First Place in Fresh Grocery” from New Century Department Store, “Industrial Leading Enterprise” from Chongqing City Fuling District government, and “Vice President Entity” from Chongqing Tongchuan Chamber of Commerce. We won these awards and honors because we have had a close and successful working relationship with big supermarkets and department stores, have effectively discharged our sales and marketing effort, and penetrated deep into the meat market in Chongqing City.

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Through the acquisition of Pengmei, consummated in July 2018, we currently operate one supermarket in Chongqing that offers a variety of products, including meats, fish and seafood, fresh produces, frozen foods, breads and bakery products, alcoholic and nonalcoholic beverages, housewares products, house-clean products and laundry products. Pengmei used to operate two supermarkets since November 2017. One of the supermarkets has temporarily stopped operation since August 2018 due to landlord’s failure to meet the fire safety requirements. We have filed a lawsuit against the landlord for breach of the store operating lease agreement. We expect this supermarket to be re-opened soon after the fire safety requirements are met.

We work closely with online retailers and plan to launch our online sales channel this year.

We have approximately 175 employees as of May 5, 2020. In our slaughterhouse and processing facility, we have a standardized and automatic production line for hog slaughtering and meat packing. We also have meat processing rooms and standardized freezers to process and store processed meat product. Additionally, we have established environment protection facilities, such as sewage treatment, harmless treatment and incineration treatment.

Recent Development

Share Purchase Agreement with JMC

On April 3, 2020, Xiangtai Cayman and Xiangtai WFOE entered into a Share Purchase Agreement (“SPA”) with Chongqing Ji Mao Cang Feed Co., Ltd. (“JMC”) and the shareholders of JMC (“JMC Shareholders”).

Pursuant to the SPA, the Company agreed to issue to the shareholder who owns 51% of JMC’s equity interest 2,000,000 duly authorized, fully paid and non-assessable ordinary shares of the Company, valued at a price of $3.71 per share, the closing price of the Company’s ordinary share on February 4, 2020, for an aggregate purchase price of $7,420,000, subject to the milestones as specified in the SPA, in exchange for JMC Shareholders’ agreement to cause JMC to enter into certain VIE agreements (the “VIE Agreements”) with WFOE, through which WFOE shall have the right to control, manage and operate JMC in return for a service fee equal to 100% of JMC’s after-tax net income. On April 23, 2020, the Company issued 1,000,000 ordinary shares to the JMC shareholder pursuant to the SPA. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S promulgated hereunder as a transaction by the Company not involving any public offering.

Founded in 2012, JMC specializes in feed raw material sales and providing feed formula solutions. It has more than 200 customers in farm industry and nearly 100 customers in feed production industry. In 2019, JMC sold more than 200,000 tons of soybean meal, exceeding RMB 500 million (approximately $70,000,000 USD) in sales. Given the Company’s revenue of fiscal year 2019 was $102,545,152USD, PLIN is expected to increase 70% of revenue through this acquisition. JMC has entered strategic alliances with large grain and oil companies such as Sinograin, COFCO, Cargill, Good Ocean, and Louis Dreyfus, and has obtained general distributorship in Chongqing, Sichuan and other places. JMC has more than 200 customers in farm industry and nearly 100 customers in feed production industry. In 2019, JMC had sold more than 200,000 tons of soybean meal and reported a revenue of RMB 525 million and a profit of RMB 15 million. JMC has all necessary licenses to carry out its business in China.

On April 3, 2020, Xiangtai WFOE entered into a series of VIE Agreements with JMC and JMC Shareholders. The VIE Agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as equity holder of JMC, including absolute rights to control the management, operations, assets, property and revenue of JMC.

Material terms of each of the VIE Agreements are described below:

Technical Consultation and Services Agreement.

Pursuant to the technical consultation and services agreement between JMC and WFOE dated April 3, 2020, WFOE has the exclusive right to provide consultation services to JMC relating to JMC’s business, including but not limited to business consultation services, human resources development, and business development. WFOE exclusively owns any intellectual property rights arising from the performance of this agreement. WFOE has the right to determine the service fees based on JMC’s actual operation on a quarterly basis. This agreement will be effective for 20 years, and can be extended if WFOE gives its written consent of the extension of this agreement before the expiration of this agreement and JMC shall agree with this extension without reserve. WFOE may terminate this agreement at any time by giving a 30 days’ prior written notice to JMC.

Equity Pledge Agreement.

Under the equity pledge agreement among WFOE, JMC and JMC Shareholders dated April 3, 2020, JMC Shareholders pledged all of their equity interests in JMC to WFOE to guarantee JMC’s performance of relevant obligations and indebtedness under the technical consultation and services agreement. In addition, JMC Shareholders will complete the registration of the equity pledge under the agreement with the competent local authority. If JMC breaches its obligation under the technical consultation and services agreement, WFOE, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. This pledge will remain effective until all the guaranteed obligations are performed.

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Equity Option Agreement.

Under the equity option agreement among WFOE, JMC and JMC Shareholders dated April 3, 2020, each of JMC Shareholders irrevocably granted to WFOE or its designee an option to purchase at any time, to the extent permitted under PRC law, all or a portion of his equity interests in JMC. Also, WFOE or its designee has the right to acquire any and all of its assets of JMC. Without WFOE’s prior written consent, JMC’s shareholders cannot transfer their equity interests in JMC and JMC cannot transfer its assets. The acquisition price for the shares or assets will be the minimum amount of consideration permitted under the PRC law at the time of the exercise of the option. This pledge will remain effective until all options have been exercised.

Voting Rights Proxy and Financial Support Agreement.

Under the voting rights proxy and financial support agreement among WFOE, JMC and JMC Shareholders dated April 3, 2020, each JMC Shareholder irrevocably appointed WFOE as its attorney-in-fact to exercise on such shareholder’s behalf any and all rights that such shareholder has in respect of his equity interests in JMC, including but not limited to the power to vote on its behalf on all matters of JMC requiring shareholder approval in accordance with the articles of association of JMC. The proxy agreement is for a term of 20 years and can be extended by WFOE unilaterally by prior written notice to the other parties.

Convertible Debt Financing

On November 22, 2019, Xiangtai Cayman entered into a securities purchase agreement with an accredited investor (the “Debenture Holder”) to place convertible debentures, as amended on December 18, 2019, (each a “Debenture” and collectively, the “Debentures”) with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of up to $5,000,000, provided that in case of an event of default, the Debentures may become at the debenture holder’s election immediately due and payable. The initial closing occurred on November 22, 2019 when we issued a Debenture for $2,000,000 (the “First Debenture”). The second closing of a Debenture in an amount of $2,000,000 occurred on December 30, 2019 when we issued a Debenture for $2,000,000. The third closing occurred on March 9, 2020 when we issued a Debenture for $1,000,000. In addition, we paid to an affiliate of the debenture holder a fee equal to 4% of the amount of each Debenture at each closing and a one-time due diligence and structuring fee of $15,000 at the first closing.

The debenture holder may convert a Debenture in its sole discretion at any time on or prior to maturity at the lower of $5.06 or 93% of the average of the four lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date, provided that the conversion price may never be less than $3.00. The holder may not convert any portion of a Debenture if such conversion would result in the holder beneficially owning more than 4.99% of our then issued and ordinary shares, provided that such limitation may be waived by the holder with 65 days’ notice.

Any time after the issuance of a Debenture that the daily VWAP is less than $3.00 for a period of 10 consecutive trading days (each such occurrence, a “Triggering Event”) and only for so long as such conditions exist after a Triggering Event, we shall make monthly payments beginning on the 30th day after the date of the Triggering Event. Each monthly payment shall be in an amount equal to the sum of (i) the principal amount outstanding as of the date of the Triggering Event divided by the number of such monthly payments until maturity, (ii) a redemption premium of 10% during the six month after the issuance of a Debenture of 20% thereafter in respect of such principal amount and (iii) accrued and unpaid interest hereunder as of each payment date. We may, no more than twice, obtain a thirty-day deferral of a monthly payment due as a result of a Triggering Event through the payment of a deferral fee in the amount equal to 10% of the total amount of such monthly payment. Each deferral payment may be paid at our option either in (i) cash or (ii) if the conversion price on the date of the payment is above $3.00 and such shares issued will be immediately freely tradable shares in the hands of the holder, by the issuance of such number of shares as is equal to $3.00.

On May 22, 2020, we entered in a conversion agreement (the “Conversion Agreement”) with the Debenture Holder to convert $750,000 in principal due and accrued and unpaid interest under the First Debenture into 750,000 ordinary shares of the Company at a per share price of $1.00, which was below the per share price of $3.00 that the Debenture Holder would have been able to convert at pursuant to the terms of the First Debenture. We issued the 750,000 ordinary shares upon signing the Conversion Agreement.

Changes in Company’s Certifying Accountant.

(1)	Previous Independent Registered Public Accounting Firm

(i)	On April 25, 2020, the Company dismissed its independent registered public accounting firm, Friedman LLP (“Friedman”).

(ii)	The report of Friedman on the financial statements of the Company for the fiscal years ended June 30, 2019 and 2018, and the related statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit), and cash flows for the fiscal years ended June 30, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	The decision to change the independent registered public accounting firm was recommended and approved by the Audit Committee and Board of Directors of the Company.

(iv)	During the Company’s most recent fiscal year ended June 30, 2019 and through April 25, 2020, the date of dismissal, (a) there were no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

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(v)

On April 25, 2020, the Company provided Friedman with a copy of this Current Report and has requested that it furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements.

(2)	New Independent Registered Public Accounting Firm

Effective May 4, 2020, the Audit Committee of the Company appointed Prager Metis CPAs, LLC (“Prager Metis”) as its new independent registered public accounting firm to audit and review the Company’s financial statements. During the two most recent fiscal years ended June 30, 2019 and June 30, 2018 and any subsequent interim periods through the date hereof prior to the engagement of Prager Metis, neither the Company, nor someone on its behalf, has consulted Prager Metis regarding:

(i)	either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company or oral advice was provided that the new independent registered public accounting firm concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)	any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or a reportable event as described in paragraph 304(a)(1)(v) of Regulation S-K.

History and Structure of the Company

The following diagram illustrates our corporate structure:

Incorporated on January 23, 2018 China Xiangtai Food Co., Ltd. (“Xiangtai Cayman” or the “Company”) is a Cayman Islands exempted company. We conduct our business in China through our subsidiaries and VIE. Zeshu Dai currently has majority interest and control over our subsidiaries and VIE.

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Under our memorandum of association, we are authorized to issue 50,000,000 ordinary shares with a par value of $0.01 each. Upon incorporation of our company, the subscriber received 1 ordinary share as incorporation founder. The subscriber's share was later transferred to China Meitai Food Co., Ltd., which is controlled by Zeshu Dai through a call option agreement and an entrustment agreement with Magic Pace Limited, the sole shareholder of China Meitai Food Co., Ltd. As of May 26, 2020, there are 23,894,027 ordinary shares issued and outstanding, and China Meitai Food Co., Ltd owns 13,300,000 ordinary shares. As a result, Zeshu Dai is deemed to beneficially own 13,300,000 ordinary shares and thus has controlling interest of our Company.

We do not foresee any conflict of interest between China Meitai Food Co., Ltd. and Xiangtai Cayman, because China Meitai Food Co., Ltd. is a holding company and do not have business operations.

WVM Inc. was incorporated on February 11, 2015 (“Xiangtai BVI”). Its 100% equity interest is held by Xiangtai Cayman. Xiangtai BVI is currently not engaging in any active business and merely acting as a holding company.

CVS Limited (“Xiangtai HK”) was incorporated on March 4, 2015 under the law of Hong Kong SAR. The registered share capital is USD 3,800 and paid-in-capital is zero, with 100% of the equity interest held by Xiangtai BVI. Xiangtai HK is currently not engaging in any active business and merely acting as a holding company.

Xiangtai WFOE is a PRC wholly foreign owned entity incorporated on September 1, 2017 in Chongqing under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of CVS Limited and a wholly foreign-owned entity under the PRC laws. Xiangtai WFOE is currently not engaging in any active business and merely acting as a holding company.

GA Yongpeng was incorporated on May 10, 2008 in Chongqing under the laws of the People’s Republic of China. The registered principal activities of the company are purchase of livestock and poultry, breeding, slaughter, processing, sale and retail of fresh livestock and poultry meat and meat products (preserved meat products, sauce, meat products, smoked sausage, ham products, etc.) 100% of the equity interest is held by Xiangtai WFOE.

Chongqing Pengmei was incorporated on July 27, 2017 in Chongqing under the laws of the People’s Republic of China. The registered principal activities of the company are sales of cosmetics, agricultural produce, aquatic products, consumer products, clothing, toys, furnitures, electronic appliance and devices, storage, etc. 100% of the equity interest is held by Xiangtai WFOE.

Contractual Arrangements between Xiangtai WFOE and CQ Penglin

CQ Penglin was incorporated on November 3, 2005 in Chongqing under the laws of the People’s Republic of China. CQ Penglin’s registered capital is RMB 20,650,000 and RMB 11,650,000 is paid. The registered principal activities of the company are retail of pre-packaged food, live hog slaughtering, purchase of livestock and poultry, processing and sale of fresh livestock and poultry meat, process and retail of meat products (preserved meat products, sauce, meat products, smoked sausage, ham products, etc.). CQ Penglin’s shareholders are Zeshu Dai, Penglin Wang, and Taizhou Qisi Ruilin Investment Management LLP.

CQ Penglin is deemed as our variable interest entity (the “VIE”).

We conduct our business through the VIE, which we effectively control through a series of contractual arrangements. These contractual arrangements allow us to:

•	exercise effective control over the VIE;

•	receive substantially all of the economic benefits of the VIE; and

•	have an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law.

We conduct our business through contractual arrangements rather than direct ownership because one of CQ Penglin’s businesses is to conduct market research in the meat and livestock industry, which can give the company a more precise understanding of market demand, target customers, and competition environment. According to Catalogue of Industries for Guiding Foreign Investment (Revision 2017) effected since July 28, 2017, market research is a restricted Foreign Investment Industry. Even though CQ Penglin collects information and processes data for its own operational purpose, such market research may fall into the restricted category. In addition, the Telecommunications Regulations and its related implementation rules promulgated by the State Council and, including the Catalogue of Classification of Telecommunications Business issued by the Minister of Industry and Information Technology (the “MIIT”), categorize various types of telecommunications and telecommunications-related activities into basic or value-added telecommunications services, and classify internet information services, or ICP services, as value-added telecommunications businesses. Under the Telecommunications Regulations, commercial operators of value-added telecommunications services must first obtain an ICP License from the MIIT or its provincial level counterparts. The Administrative Measures on Internet-based Information Services released by the State Council in 2000, as amended in 2011, requires that a commercial ICP service operator shall obtain an ICP License from the relevant government authorities before engaging in any commercial ICP service in China. The Administrative Provisions on Foreign-funded Telecommunications Enterprises released by State Council in 2001, as amended in 2016, further requires that for foreign-funded telecommunications enterprises to operate value-added telecommunications services, capital contribution from foreign investors shall not exceed 50% of all capital contribution. CQ Pengin plans to set up an online supermarket after the offering to expand business and reduce sales costs, which would require it to obtain an ICP License. If we control CQ Penglin through direct ownership, it will have more than 50% foreign-sourced capital contribution and will not be qualified for an ICP license. Therefore, the company decide to conduct operation through contractual arrangements.

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As a result of these contractual arrangements, we have become the primary beneficiary of, and we treat the VIE as our variable interest entity under U.S. GAAP. We have consolidated the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP.

The following is a summary of the currently effective contractual arrangements by and among our wholly-owned subsidiary, Xiangtai WFOE, our consolidated variable interest entity, the CQ Penglin, and the shareholders of the VIE.

Agreement that Provide Us Effective Control over the VIE

Equity Pledge Agreement

Pursuant to the equity pledge agreements, as amended, among the shareholders who collectively owned all of CQ Penglin, pledge all of the equity interests in CQ Penglin to Xiangtai WFOE as collateral to secure the obligations of CQ Penglin under the exclusive consulting services and operating agreement. These shareholders may not transfer or assign transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Xiangtai WFOE’s interests, without Xiangtai WFOE’s prior approval. In the event of default, Xiangtai WFOE as the pledgee will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale of whole or part of the pledged equity interests of CQ Penglin. The agreement will terminate at the date these shareholders have transferred all of their pledged equity interests pursuant to the equity option agreement.

Voting Rights Proxy and Financial Supporting Agreement

Pursuant to the voting rights proxy and financial supporting agreements, as amended, the shareholders of CQ Penglin give Xiangtai WFOE an irrevocable proxy to act on their behalf on all matters pertaining to CQ Penglin and to exercise all of their rights as shareholders of CQ Penglin, including the right to attend shareholders meeting, to exercise voting rights and to transfer all or a part of their equity interests in CQ Penglin. In consideration of such granted rights, Xiangtai WFOE agrees to provide the necessary financial support to CQ Penglin whether or not CQ Penglin incurs loss, and agrees not to request repayment if CQ Penglin is unable to do so. The agreements shall remain in effect for 30 years until October 8, 2047.

Agreement that allows us to Receive Economic Benefits and absorb losses from the VIE

Technical Consultation and Services Agreement

Pursuant to the technical consultation and services agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE is engaged as exclusive provider of management consulting services to CQ Penglin. For such services, CQ Penglin agree to pay service fees determined based on all of their net income to Xiangtai WFOE or Xiangtai WFOE has obligation to absorb all of the losses of CQ Penglin.

The technical consultation and services agreement, as amended, remains in effect for 30 years until October 8, 2047. The agreement can be extended only if Xiangtai WFOE gives its written consent of extension of the agreement before the expiration of the agreement and CQ Penglin then may extend without reservation.

Business Cooperation Agreement

Pursuant to the business cooperation agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE has the exclusive right to provide CQ Penglin with technical support, business support and related consulting services, including but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance. In exchange, Xiangtai WFOE is entitled to a service fee that equals to all of the net income of CQ Penglin determined by U.S. GAAP. The service fees may be adjusted based on the services rendered by Xiangtai WFOE in that month and the operational needs of CQ Penglin.

The business cooperation agreement, as amended, remains in effect unless Xiangtai WFOE commits gross negligence, or a fraudulent act, against CQ Penglin. Nevertheless, Xiangtai WFOE shall have the right to terminate this agreement upon giving 30 days’ prior written notice to CQ Penglin at any time.

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Agreements that Provide Us with the Option to Purchase the Equity Interest in the VIE

Equity Option Agreement

Pursuant to the equity option agreements, as amended, among Xiangtai WFOE, CQ Penglin and its shareholders. CQ Penglin’s shareholders jointly and severally grant Xiangtai WFOE an option to purchase their equity interests in CQ Penglin. The purchase price shall be the lowest price then permitted under applicable PRC laws. If the purchase price is greater than the registered capital of CQ Penglin, these shareholders of CQ Penglin are required to immediately return any amount in excess of the registered capital to Xiangtai WFOE or its designee of Xiangtai WFOE. Xiangtai WOFE may exercise such option at any time until it has acquired all equity interests of CQ Penglin, and may transfer the option to any third party. The agreements will terminate at the date on which all of these shareholders’ equity interests of CQ Penglin has been transferred to Xiangtai WFOE or its designee.

Entrustment Agreement and Call Option Agreement

China Meitai Food Co., Ltd. currently holds 13,300,000 of the issued and outstanding ordinary shares of the Company out of a total of 23,894,027 issued and outstanding ordinary shares. Magic Pace Limited is currently the sole shareholder of China Meitai Food Co., Ltd.

Ms. Zeshu Dai entered into an entrustment agreement with Magic Pace Limited, according to which Magic Pace Limited entrusted its voting power, personnel appointment power and other power related to operating and managing of China Meitai Food Co., Ltd., and therefore effectively the control of our company, to Ms. Dai to the extent permitted by the laws of the British Virgin Islands.

Ms. Dai has also entered into a call option agreement with Magic Pace Limited. Pursuant to the call option agreement, Magic Pace Limited granted Ms. Dai an option that upon the closing of the initial public offering of the Company, Ms. Dai can exercise the option to acquire 97.74% of the shares of China Meitai Food Co., Ltd for consideration. Upon excising the option shares in China Meitai Food Co., Ltd., Ms. Dai will own 55.66% shares of the Company through China Meitai Food Co., Ltd.

If Ms. Dai elects not to exercise such option, Ms. Dai remains to have control of the company through the entrustment agreement with Magic Pace Limited and ordinary shares held by Magic Pace Limited.

Corporate Information

We are a Cayman Islands exempted company and conduct business in China through subsidiaries and variable interest entities in China. Our principal office is located at Xinganxian Plaza, Building B, Suite 19-1, Lianglukou, Yuzhong District, Chongqing, People’s Republic of China 400800, telephone number +86 (023) 86330158.

We maintain a website at www.drespace.cn/PLIN where general information about us is available. Investors can obtain copies of our filings with the Securities and Exchange Commission, or SEC, from this site free of charge, as well as from the SEC website at www.sec.gov. Except for these documents incorporated by reference that are accessible on our website, we are not incorporating the contents of our website into this prospectus.

Coronavirus (COVID-19) Update

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) first identified in China and has since spread rapidly globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past few months. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected, especially for our export related business. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

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Our management and the employees work in the supermarket sector of our business resumed working on February 11, 2020, shortly after the Chinese Lunar New Year holiday. The employees who work in the slaughtering and processing sector of our business resumed working by the end of February. Our supermarket, as an essential business, remained open during the pandemic. We experienced significant increase in supermarket sales in February and March 2020 as compared to the same period last year. However, we experienced a decrease in distribution sales during February and March 2020 as some of our customers, such as farmers’ markets, restaurants, hotels, school cafeterias, were required to temporarily close their businesses to adhere to local policy. These affected customers are slowly resuming business during April 2020 and we expect the demand will recover. For the fiscal years ended June 30, 2019 and 2018, farmers’ markets sales account for 93% and 96% of the total revenue, respectively. Overall, our revenue and income may be negatively impacted in 2020.

●	The situation may worsen if the COVID-19 outbreak continues. We will continue to closely monitor the development throughout 2020.

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●	The global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 outbreak. It is possible that the price of our ordinary shares will decline significantly after the consummation of this offering, in which case you may lose your investment.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time. For a detailed description of the risks associated with the novel coronavirus, see “Risk Factors—Risks Related to Our Business—Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic.”

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. Except for our consolidated balance sheets, which we include for the fiscal years ended June 30, 2017, 2018 and 2019, we have decided to include three years of audited financial statements and three years of related management’s discussion and analysis of financial condition and results of operations disclosure.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implication of Being a “Controlled Company”

We are, and will remain, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are, and will be, a “controlled company” as defined under the Nasdaq Stock Market Rules as long as our majority shareholder, Zeshu Dai, our CEO and Chairwoman (who is deemed to beneficially own her shares through China Meitai Food Co., Ltd.), owns and holds more than 50% of our outstanding ordinary shares. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

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•	an exemption from the rule that a majority of our board of directors must be independent directors;

•	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering.

Our Products

We offer three main series of our products, namely the fresh series and the processed series. Summary description of our main product series are set forth below.

Product Series	Main Products

Fresh Series	Fresh pork and byproducts, beef, lamb, chicken, duck and rabbit meat

Chilled and Frozen Series	Chilled and frozen pork, beef and lamb, Frozen pork, beef and lamb

Processed Series	Shredded meat, sliced meat, meat stuffing, pickled meat, lamb and offal, sausage, bacon, steamed meat, breaded chicken, spicy meat

Fresh Series. We have established the processing and marketing channels of pork and meat products over the years. After slaughter and cleaning, the acid in pork is eliminated in a 0-4 °C environment. The pork is mainly sold as whole pieces without being cut into pieces. A very minimal amount would be cut into different parts and cuts in our sterile room. Fresh pork sell at supermarkets are mainly purchased from the market and supplied by contracted vendors. Fresh beef, lamb, chicken and rabbit meat are also purchased from the market and supplied by contracted vendors.

Chilled and Frozen Series. We have established a cold supply chain that supports the storage, distribution and sale of chilled and frozen meat. We are able to store meat for a much longer period. We can keep the chilled series fresh for up to10 days and the frozen series fresh for up to one year. As the supply of pork in China decreases while the demand remains the same, having longer storage time allows us to provide a steady stream of supply whenever the market demand rises. It also expand our supply channels, allowing us to purchase meat from cities and countries far away from Chongqing. We purchase the chilled meat from Yun’nan Province and Shandong Province within China. We plan to import frozen meat from outside of PRC.

Processed Series. In order to accommodate to people’s busy working lifestyle, we introduced processed products that can be easily prepared at home. Through the low-temperature and quick-freezing treatment, the freshness, flavor and the nutrition of the meat can be maintained to the utmost extent, and food bacteria can be effectively eliminated. While mixing the ingredients, the content of fat, calorie and cholesterol are controlled by different combinations of raw materials to suit the needs of different consumers. We add seasonings, spices, and vegetables in the package so consumers can easily cook the food at home. During peak season, which typically would be around the Chinese New Year, our processed products are in high demand as households prefer to buy food that are ready to be cooked.

Our Facility

Our slaughtering plant in Linshui Industrial Park, Sichuan Province covers an area of 27,000 square meters, with a construction area of 8,500 square meters, a slaughtering area of 3,000 square meters, 9 large refrigeration houses of 4,500 square meters, office and dormitory of 1,500 square meters, and a boiler room of 200 square meters.

We also have a processing factory in Fuling, Chongqing, covering an area of 8,000 square meters, with a construction area of 11,000 square meters, a processing area of 4,000 square meters, 7 large refrigeration houses of 2,200 square meters, offices and dormitories of 3,000 square meters, and boiler rooms of 200 square meters. There are sausage and bacon production line, canned meat (ham) production line, salty braised pork production line, and soy sauce stewed products production line.

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Our Production Cycle

We source all of our live hogs from our suppliers. It usually takes less than 24 hours to transfer the hogs from the purchasing point to the slaughterhouse, and only 2-3 hours to slaughter and cut into pieces, which can then be sold. Fresh pork is the main source of protein for Chinese consumers in daily life. Our factories operate year-round. Generally, the sales season is from the winter solstice on December 22 to the spring of the next year.

For our processed products such as sausage and bacon, it usually takes more than two weeks to process from fresh pork. Lamb offal are sourced from suppliers. We are able to process them within 2-3 hours. These processed products are seasonal, generally due to the demand for meats before and after the Chinese New Year period.

Raw Material

Live hogs. We signed contracts with live hog distributors to purchase the live hogs from large and medium-sized hog farmers in the southern region. The quality of the hogs is specified in the contracts and must comply with the national health and quarantine standards. We have signed six suppliers to meet the daily supply. For the fiscal year ended June 30, 2019, we relied on four main suppliers who aggregately accounts for approximately 80.7% of pour operating expenses for purchasing live hogs.

Pork, Beef, lamb, chicken, duck and rabbit meat. We source pork, beef, lamb, chicken and rabbit meat from many suppliers, who provide us the meat cuts. We do not purchase live animals from them. We purchase on an annual basis about 3,000 tons of meat from these suppliers.

Seasonings. They are mainly used for meat products processing. We purchase on an annual basis 1,000 kg Chinese red pepper, 2,000 kg marinating spice, 3,000 kg chili pepper, 2,000 kg refined salt, and 2,000 kg chicken bouillon and other seasonings.

RISK FACTORS

You should carefully consider the risks incorporated by reference in this prospectus before making an investment decision. You should also consider the matters described below and in “Risk Factors” in “Item 3. Key Information—D. Risk factors” in our Annual Report, as amended, on Form 20-F for the year ended June 30, 2019, and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase our ordinary shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Notice Regarding Forward-Looking Statements.”

Our financial and operating performance may be adversely affected by epidemics, natural disasters and other catastrophes.

Our business could be materially and adversely affected by the outbreak of epidemics including but not limited to the 2019 novel coronavirus (COVID-19), swine influenza, avian influenza, middle east respiratory syndrome (MERS-CoV) and severe acute respiratory syndrome (SARS-CoV). Our financial and operating performance may be adversely affected by epidemics such as the on-going novel coronavirus (COVID-19), natural disasters and other catastrophes. As a result of the on-going novel coronavirus, we expect our operation to experience slowdown or temporary suspension in production. Our business could be materially and adversely affected in the event that the slowdown or suspension carries for a long period of time. During such epidemic outbreak, China may adopt certain hygiene measures, including quarantining visitors from places where any of the contagious diseases were rampant. Those restrictive measures adversely affected and slowed down the national economic development during that period. Any prolonged restrictive measures in order to control the contagious disease or other adverse public health developments in China or our targeted markets may have a material and adverse effect on our business operations.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel volume and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic.

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) in China, which has spread rapidly to many parts of the world. The epidemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China for the past few months. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a substantial risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

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The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	Our management and the employees work in the supermarket sector of our business resumed working on February 11, 2020, shortly after the Chinese Lunar New Year holiday. The employees who work in the slaughtering and processing sector of our business resumed working by the end of February. Our supermarket, as an essential business, remained open during the pandemic. We experienced significant increase in supermarket sales in February and March 2020 as compared to the same period last year. However, we experienced a decrease in distribution sales during February and March 2020 as some of our customers, such as farmers’ markets, restaurants, hotels, school cafeterias, were required to temporarily close their businesses to adhere to local policy. These affected customers are slowly resuming business during April 2020 and we expect the demand will recover. For the fiscal years ended June 30, 2019 and 2018, distribution sales account for 93% and 96% of the total revenue, respectively. Overall, our revenue and income may be negatively impacted in 2020.

●	The situation may worsen if the COVID-19 outbreak continues. We will continue to closely monitor the development throughout 2020.

●	The global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 outbreak. It is possible that the price of our ordinary shares will decline significantly after the consummation of this offering, in which case you may lose your investment.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time.

We might require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our existing solutions, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our ordinary shares. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

CAPITALIZATION AND INDEBTNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

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USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 8.A. Consolidated Statements and Other Financial Information” in our Annual Report, as amended, on Form 20-F for the year ended June 30, 2019, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

OFFER AND LISTING DETAILS

We may offer and issue from time to time ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, or any combination thereof, up to an aggregate initial offering price of up to $50,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

The ordinary shares have been listed on the Nasdaq Capital Market under the symbol “PLIN” since August 14, 2019.

The following tables sets forth, for the periods indicated, the high and low trading prices of the ordinary shares as reported on the Nasdaq Capital Market prior to the filing of this prospectus.

Ordinary shares (Nasdaq symbol: “PLIN”)

	Market Price Per Share
Quarterly:	High	Low
August 14, 2019 to September 30, 2019	$5.00	$4.145
October 1, 2019 to December 31, 2019	$4.90	$3.51
January 1, 2020 to March 31, 2020	$4.74	$1.11
April 1, 2020 to June 30, 2020 (until May 22, 2020)	$2.53	$1.50

DESCRIPTION OF ORDINARY SHARES

China Xiangtai Food Co., Ltd. was incorporated on January 23, 2018 under the Companies Law (as amended) of the Cayman Islands (the “Cayman Islands Companies Law”) As of the date of this prospectus, we are authorized to issue 50,000,000 ordinary shares of $0.01 par value per share. As of May 26, 2020, there are 23,894,027 ordinary shares issued and outstanding.

Our memorandum and articles of association do not permit a director to decide what compensation he or she will receive. All decisions about director compensation will be recommended by the compensation committee, and approved at a general meeting of the Company in accordance with our articles of association. Assuming the minimum offering, we will have 21,791,667 ordinary shares issued and outstanding. Assuming the maximum offering, we will have 23,791,667 ordinary shares issued and outstanding.

The following are summaries of the material provisions of our memorandum and articles of association and the Cayman Islands Companies Law, insofar as they relate to the material terms of our ordinary shares. Copies of our memorandum and articles of association are filed as exhibits to the registration statement of which this prospectus is a part. As a convenience to potential investors, we provide the below description of Cayman Islands law and our articles of association together with a comparison to similar features under Delaware law.

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General

Under our memorandum of association, we are authorized to issue 50,000,000 ordinary shares with a par value of $0.01 each. As of May 26, 2020, there are 23,894,027 ordinary shares issued and outstanding.

Each ordinary share in the Company confers upon the shareholder:

•	the right to one vote at a meeting of the shareholders of the Company or on any resolution of shareholders;

•	the right to an equal share in any dividend paid by the Company; and

•	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

Distributions

The holders of our ordinary shares are entitled to such dividends or other distributions as may be recommended by the board and authorized by shareholders subject to the Cayman Islands Companies Law and our memorandum and articles of association.

Shareholders’ voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called annual or special meeting of the shareholders entitled to vote on such action and may also be effected by a unanimous written resolution of the shareholders. At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each ordinary share which such shareholder holds.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of Cayman Islands, however, do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in Cayman Islands, and we have made no provisions in our memorandum and articles of association to allow cumulative voting for elections of directors.

Meetings of shareholders

Any of our directors may convene a meeting of shareholders whenever they think fit. We must provide at least seven days’ written notice (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which the notice is given) of all meetings of shareholders, stating the time, place of the general meeting and, in the case of special business, the general nature of that business to shareholders whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors must convene a general meeting upon the written request of one or more shareholders holding at least 10% of our shares.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders holding in the aggregate not less than one-third of the total issue share capital of the Company present in person or by proxy and entitled to vote shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present shall be a quorum and may transact the business for which the meeting was called. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purposes of our articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meeting of directors

The management of our company is entrusted to our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the Cayman Islands as the directors determine to be necessary or desirable. A director must be given not less than 5 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if at least two directors are present. If there is a sole director, that director shall be a quorum. An action that may be taken by the directors at a meeting may also be taken by a unanimous written resolution of the directors.

Protection of minority shareholders

We would normally expect Cayman Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) the act complained of constitutes an infringement of individual rights of minority shareholders (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special majority of the shareholders, subject to the terms of our memorandum and articles of association.

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Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new shares under either Cayman Islands law or our memorandum and articles of association.

Transfer of ordinary shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any ordinary share without giving any reason.

Winding up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Cayman Islands Companies Law, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on ordinary shares and forfeiture of ordinary shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Repurchase of ordinary shares

We are empowered by the Cayman Islands Companies Law and our memorandum and articles of association to purchase our own shares, subject to certain restrictions and requirements. Our directors may only exercise this power on our behalf, subject to the Cayman Islands Companies Law, our memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed. Under the Cayman Islands Companies Law, the repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital (including share premium account and capital redemption reserve). If the repurchase proceeds are paid out of our company’s capital, our company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Law no such share may be repurchased (1) unless it is fully paid up, (2) if such repurchase would result in there being no shares outstanding, or (3) if the company is being wound up and: (a) the terms of the repurchase provided for it to take place after the commencement of the winding up; or (b) during the period beginning on the date when the repurchase was to have taken place and ending with the commencement of the shares were to have been repurchased. In addition, under the Cayman Islands Companies Law, our company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Modifications of rights

All or any of the special rights attached to any class of our shares may(unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by not less than three-fourths of such shareholders of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

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Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of shareholders in the requisite majorities:

•	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

•	divide our authorized and issued shares into a larger number of shares; and

•	consolidate our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional ordinary shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “PLIN”. On May 22, 2020, the last reported sale price per share for our ordinary shares on the Nasdaq Capital Market as reported was $1.69.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased, if not United States dollars;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
the term of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;
•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

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DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of China Xiangtai Food Co., Ltd. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the ability to issue additional debt securities of the same series;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities on which principal will be payable;
•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;
•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of

$1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

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•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;
•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;
•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;
•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;
•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•	the depository for global or certificated debt securities;
•	any special tax implications of the debt securities;
•	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;
•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;
•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;
•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and
•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

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•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
•	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;
•	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;
•	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;
•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and
•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;
•	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;
•	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,
•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
•	any obligations with respect to any capital stock;
•	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and
•	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Xiangtai Cayman, whether voluntary or involuntary or in bankruptcy,
•	insolvency or receivership;
•	any general assignment by us for the benefit of creditors; or
•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

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Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	we default for 30 consecutive days in the payment when due of interest on the debt securities;
•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;
•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;
•	certain events of bankruptcy, insolvency or reorganization of the Xiangtai Cayman; or
•	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

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If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;
•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;
•	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);
•	make any debt security payable in money other than that stated in the debt securities;
•	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;
•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);
•	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;
•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or
•	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

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Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;
•	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or
•	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

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The applicable prospectus supplement may describe:

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

•	if applicable, a discussion of material tax considerations; and
•	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the securityholders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

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If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

TAXATION

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our Annual Report, as amended, on Form 20-F for the year ended June 30, 2019, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	varying prices determined at the time of sale related to such prevailing market prices; or
•	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the NASDAQ Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

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We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$6,490
FINRA fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*       Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

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You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

•	our Annual report on Form 20-F for the fiscal year ended June 30, 2019, filed with the SEC on November 6, 2019;
•	our Current Report on Form 6-K, furnished to the SEC on November 25, 2019;
•	our Current Report on Form 6-K, furnished to the SEC on December 19, 2019;
•	our Registration Statement on Form F-1, filed with the SEC on December 19, 2019;
•	our Current Report on Form 6-K, furnished to the SEC on January 7, 2020;
•	our Prospectus on Form 424B4, filed with the SEC on January 21, 2020;
•	our Current Report on Form 6-K, furnished to the SEC on February 12, 2020;
•	our Current Report on Form 6-K, furnished to the SEC on March 3, 2020;
•	our Current Report on Form 6-K, furnished to the SEC on March 26, 2020;
•	our Current Report on Form 6-K, furnished to the SEC on April 3, 2020; and
•	our Current Report on Form 6-K, furnished to the SEC on May 5, 2020.
•	our Current Report on Form 6-K, furnished to the SEC on May 15, 2020.
•	our Current Report on Form 6-K, furnished to the SEC on May 22, 2020.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

You may access the documents incorporated by reference on our website at www. www.drespace.cn/PLIN/sec.html. Additionally, upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Xinganxian Plaza, Building B, Suite 19-1, Lianglukou, Yuzhong District, Chongqing, People’s Republic of China 400800 or by emailing us at ir@cqplinfood.com.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Cayman Islands as an exempted company with limited liability. We are incorporated in Cayman Islands because of certain benefits associated with being a Cayman Islands entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

AllBright Law Offices, our counsel as to Chinese law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

AllBright Law Offices has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

We have been advised by Mourant Ozannes, our counsel as to Cayman Islands law, that the United States and Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters (other than in relation to arbitral awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the Cayman Islands. We have also been advised by Mourant Ozannes that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt at common law in the Grand Court of the Cayman Islands.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended June 30, 2019, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since June 30, 2019.

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus was passed upon by Mourant Ozannes. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. Certain legal matters as to PRC law will be passed upon for us by AllBright Law Offices. Ortoli Rosenstadt LLP may rely upon AllBright Law Offices with respect to matters governed by PRC law.

The current address of Mourant Ozannes is 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. The current address of Allbright Law Offices is 11, 12/F, Shanghai Tower, No.501, Yincheng Middle Road, Pudong New Area, Shanghai 200120, P.R. China.

EXPERTS

The consolidated financial statements as of June 30, 2019 and 2018 and for the years respectively then ended, as set forth and incorporated by reference in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of Friedman LLP is One Liberty Plaza, 165 Broadway, New York, New York 10006.

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INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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17,175,412 Ordinary Shares

CHINA XIANGTAI FOOD CO. LTD.

Prospectus Supplement

Placement Agent

Univest Securities, LLC

November 22, 2021